Exhibit 10.8

DAVE, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Restricted Stock Unit Grant Notice (the “Notice of Grant”), the Dave, Inc. 2021 Equity Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement (which includes the Country-Specific Addendum, the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule:

If Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.

By accepting this Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.

3. Vesting of the Award is subject to Participant’s continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	DAVE, INC.

Signature	By

Print Name	Title

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DAVE, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the Dave, Inc. 2021 Equity Incentive Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be settled by delivery of whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2 1⁄2) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement.

3. Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4. Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination as

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a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan on the date that is thirty (30) days following the termination of Participant’s status as a Service Provider.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock

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Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Committee. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, any Affiliate or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

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9. No Guarantee of Continued Service or Grants. PARTICIPANTACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Dave, Inc., [1265 South Cochran Avenue, Los Angeles, CA 90019], or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

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12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14. Lock-Up Agreement. If so requested by the Company in connection a transaction pursuant to which the securities of the Company will be exchanged for securities of a company (or any successor or parent thereof) registered under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, through a transaction with a publicly-listed blank check company then registered under the Securities Act (a “SPAC Transaction”), securities, Participant hereby agrees (i) not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company

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however and whenever acquired without the prior written consent of the Company for a period 180 days from the date of the consummation of the transaction in which the securities of the Company became a Listed Security (as defined below), and (ii) to execute an agreement reflecting the foregoing. For purposes of this Section, “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange (including, without limitation, pursuant to a SPAC Transaction) or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

If the underwriters release or waive any of the foregoing restrictions in connection with a transfer of shares of Common Stock, the underwriters shall notify the Company at least three business days before the effective date of any such release or waiver. Further, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the underwriters shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (x) the release or waiver is effected solely to permit a transfer not for consideration and (y) the transferee has agreed in writing to be bound by the same terms of the lock-up provisions applicable in general to the extent, and for the duration, that such lock-up provisions remain in effect at the time of the transfer.

15. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Electronic Delivery and Acceptance; Translation. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

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18. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units.

21. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

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Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

22. Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts.

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Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of any country listed below. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Unit Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

DAVE, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Participant Name:

You have been granted an Option to purchase Common Stock, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice of Grant”), the Dave, Inc. 2021 Equity Incentive Plan (the “Plan”) and the attached Stock Option Agreement (which includes the Country-Specific Addendum, the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:	____________________________________________

Date of Grant:	____________________________________________

Vesting Commencement Date:	____________________________________________

Exercise Price per Share:	USD $_______________________________________

Total Number of Shares:	____________________________________________

Total Exercise Price:	USD $_______________________________________

Type of Option:	____ U.S. Incentive Stock Option

____ Nonstatutory Stock Option

Term/Expiration Date:	____________________________________________

Vesting Schedule:

Subject to Section 2 of the Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Termination Period:	This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death, Disability or Cause. If Participant’s relationship as a Service Provider is terminated as a result of the Service

Provider’s death or Disability, this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. If Participant’s relationship as a Service Provider is terminated for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon Participant being first notified of such termination for Cause and Participant will be prohibited from exercising this Option from and after the date of such termination. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15 of the Plan.

By accepting this Option (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Option is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, [and the Insider Trading Policy] and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Option and the Plan.

3. Vesting of the Option is subject to Participant’s continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	DAVE, INC.

Signature	By

Print Name	Title

DAVE, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant (the “Notice of Grant”) an option (the “Option”) under the Dave, Inc. 2021 Equity Incentive Plan (the “Plan”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in the Notice of Grant, this Stock Option Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO to the maximum extent permitted under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the USD $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such non- qualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Options scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under any Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

3. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set forth in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined below) required to be withheld, paid or provided pursuant to any Applicable Laws. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any other requirements or restrictions that may be imposed by the Company to comply with Applicable Laws or facilitate administration of the Plan. Notwithstanding the above, Participant understands that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option, and neither the Company nor any Parent or Subsidiary assumes any liability in relation to this Option in such case.

4. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant unless otherwise specified by the Company in its sole discretion:

(a) cash (U.S. dollars); or

(b) check (denominated in U.S. dollars); or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to pay the aggregate Exercise Price.

Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

5. Tax Obligations.

(a) Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with this Option or the Shares (“Tax- Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction.

(b) Satisfaction of Tax-Related Items. As a condition to the grant, vesting and exercise of this Option and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. No payment will be made to Participant (or his or her estate or beneficiary) related to an Option, and no Shares will be issued pursuant to an Option, unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment of any Tax-Related Items obligations of the Company and/or any Parent, Subsidiary, or Employer with respect to the grant, vesting or exercise of the Option. In this regard, Participant authorizes the Company and/or any Affiliate or Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii) withholding in Shares to be issued upon exercise of the Option.

Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to satisfy Participant’s obligations with regard to all Tax-Related Items.

If the obligation for Tax-Related Items is satisfied by withholding Shares, the Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax- Related Items due as a result of the Participant’s participation in the Plan. Participant shall pay to the Company or a Parent, Subsidiary, or Employer any amount of Tax-Related Items that the Company may be required to withhold, pay or otherwise provide for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this Section 5. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.

(d) Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes). Under Code Section 409A, an option that is granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

6. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

7. No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER.PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).

8. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

(d) Participant’s participation in the Plan is voluntary;

(e) the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any;

(f) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(i) Participant also understands that neither the Company nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);

(j) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws, including, without limitation, applicable local labor laws), and Participant irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

10. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Option.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

11. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Dave, Inc., [1265 South Cochran Avenue, Los Angeles, CA 90019], or at such other address as the Company may hereafter designate in writing.

12. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13. Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant or vesting of the Option or purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws. Assuming such compliance, for purposes of the Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any Applicable Laws.

15. Lock-Up Agreement. If so requested by the Company in connection with a transaction pursuant to which the securities of the Company will be exchanged for securities of a company (or any successor or parent thereof) registered under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, through a transaction with a publicly-listed blank check company then registered under the Securities Act (a “SPAC Transaction”), Participant hereby agrees (i) not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired without the prior written consent of the Company for a period of 180 days from the date of the consummation of the transaction in which the securities of the Company became a Listed Security (as defined below), and (ii) to execute an agreement reflecting the foregoing. For purposes of this Section, “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange (including, without limitation, pursuant to a SPAC Transaction) or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

If the underwriters release or waive any of the foregoing restrictions in connection with a transfer of shares of Common Stock, the underwriters shall notify the Company at least three business days before the effective date of any such release or waiver. Further, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the underwriters shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (x) the release or waiver is effected solely to permit a transfer not for consideration and (y) the transferee has agreed in writing to be bound by the same terms of the lock-up provisions applicable in general to the extent, and for the duration, that such lock-up provisions remain in effect at the time of the transfer.

16. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and in the Notice of Grant will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Shares subject to the Option have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18. Electronic Delivery and Acceptance. By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

19. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English,and the meaning of the translated version is different than the English version, the English version will control.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Exercised Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

24. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation will be conducted in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts.

***

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of any country listed below. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting or exercising an Option or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Option or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Stock Option Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Stock Option Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

EXHIBIT A

DAVE, INC.

2021 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Dave, Inc.

Attention:

1. Exercise of Option. Effective as of today, , , the undersigned (“Purchaser”) hereby elects to purchase, , shares (the “Shares”) of the Common Stock of Dave, Inc. (the “Company”) under and pursuant to the 2021 Equity Incentive Plan (the “Plan”), the Notice of Stock Option Grant and the Stock Option Agreement dated , (the “Award Agreement”). The purchase price for the Shares will be USD $ , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company, or otherwise makes adequate arrangements satisfactory to the Company, the full purchase price of the Shares and any Tax- Related Items (as defined in the Award Agreement) to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	DAVE, INC.

Signature	By

Print Name	Title

Date Received